UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.       )

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☐	Preliminary Proxy Statement

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☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

FREIGHTCAR AMERICA, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Additional Information Regarding FreightCar America, Inc.’s Annual Meeting of Stockholders to be Held on Thursday, May 14, 2020

FreightCar America, Inc. (the “Company”) issued the following press release on April 16, 2020, which relates to its proxy statement (the “Proxy Statement”) filed on March 30, 2020 and furnished to its stockholders in connection with the solicitation of proxies for use at the 2020 Annual Meeting of Stockholders to be held on Thursday, May 14, 2020.

This Supplement should be read in conjunction with the Proxy Statement.

FreightCar America, Inc. Announces Change for its 2020 Annual Meeting of Stockholders to Be Conducted in Virtual-Only Format

CHICAGO, April 16, 2020 (GLOBE NEWSWIRE) -- FreightCar America, Inc. (NASDAQ: RAIL) (the “Company” or “FreightCar”) announced today a change to the location and format of its 2020 Annual Meeting of Stockholders. In light of public health concerns related to the coronavirus (COVID-19) pandemic, and in an effort to protect the health and well-being of the Company’s stockholders, employees and representatives, the Annual Meeting will be conducted in a virtual-only format.

The meeting will still be held on May 14, 2020, at 10:00 a.m. CT. Stockholders will not be able to attend the Annual Meeting in person, but stockholders of record as of the close of business on March 18, 2020 will be able to participate in the Annual Meeting through the virtual meeting platform. Stockholders may vote and ask questions during the Annual Meeting by following the instructions available on the meeting website.

To attend the Annual Meeting, stockholders may visit www.meetingcenter.io/279938535 and enter the 16-digit control number included on the notice, proxy card or voting instruction form previously distributed and the password “RAIL2020” where indicated. Stockholders may log in to the meeting platform beginning at 9:45 a.m. CT on May 14, 2020. Those without a control number may attend the Annual Meeting as guests by logging in to the same virtual meeting platform and following the instructions on the website for guest access. Guests will not be able to vote or ask questions.

All stockholders are encouraged to vote and submit their proxies in advance of the meeting by one of the methods described in the proxy materials. The proxy card, voting instruction form and notice of internet availability that were previously distributed will not be updated to reflect the change in meeting format and may be used to vote shares in connection with the Annual Meeting. Stockholders who have previously sent in proxies, or voted via telephone or by internet, do not need to take any further action.

The Company anticipates at this time that it will return to in-person (or hybrid) stockholder meetings, as per past practice, as soon as it is practicable and safe to do so.

About FreightCar America

FreightCar America, Inc. manufactures a wide range of railroad freight cars, supplies railcar parts and leases freight cars through its FreightCar America Leasing Company subsidiaries. FreightCar America designs and builds high-quality railcars, including bulk commodity cars, covered hopper cars, intermodal and non-intermodal flat cars, mill gondola cars, coil steel cars, boxcars and coal cars. It is headquartered in Chicago, Illinois and has facilities in the following locations: Cherokee, Alabama; Grand Island, Nebraska; Johnstown, Pennsylvania; and Shanghai, People’s Republic of China. More information about FreightCar America is available on its website at www.freightcaramerica.com.

Forward-Looking Statements

This press release may contain statements relating to our expected financial performance and/or future business prospects, events and plans that are “forward-looking statements” as defined under the Private Securities Litigation Reform Act of 1995. Forward-looking statements represent our estimates and assumptions only as of the date of this press release. Our actual results may differ materially from the results described in or anticipated by our forward-looking statements due to certain risks and uncertainties. These potential risks and uncertainties include, among other things: risks relating to the Shoals facility, including the facility not meeting internal assumptions or expectations and unforeseen liabilities from Navistar; the cyclical nature of our business; adverse economic and market conditions; fluctuating costs of raw materials, including steel and aluminum, and delays in the delivery of raw materials; our ability to maintain relationships with our suppliers of railcar components; our reliance upon a small number of customers that represent a large percentage of our sales; the variable purchase patterns of our customers and the timing of completion, delivery and customer acceptance of orders; the highly competitive nature of our industry; the risk of lack of acceptance of our new railcar offerings by our customers; and other competitive factors. We expressly disclaim any duty to provide updates to any forward-looking statements made in this press release, whether as a result of new information, future events or otherwise.

MEDIA CONTACT	Josh Littman or Chris Hodges
TELEPHONE	312-445-2870